Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-43166 and 333-48802) of TBC Corporation of our report dated April 27, 2005 relating to the financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Memphis, Tennessee
April 28, 2005

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